EXHIBIT 95.1

Federal Mine Safety and Health Act Information

Workplace safety is fundamental to the ARLP Partnership’s culture.  The ARLP Partnership’s operating subsidiaries empower their employees to be actively involved in continuous efforts to prevent accidents.  By providing a work environment that rewards safety and encourages employee participation in the safety process, the ARLP Partnership’s mining operations strive to be the leaders in safety performance in its industry.

The ARLP Partnership is also a recognized leader in developing and implementing new technologies to improve safety throughout the industry.  The ARLP Partnership’s subsidiary, Matrix Design, is an innovator in the design and development of technologies intended to improve safety in underground mining operations.  In fact, Matrix Design was recently awarded a Mine Safety and Health Technology Innovation Award by the U.S. National Institute for Occupational Safety and Health.  Matrix Design products include portable, wireless communication and electronic tracking systems for providing surface personnel the ability to communicate with and locate underground mining personnel, and proximity detection systems designed to improve the safety of continuous mining machines and other mobile equipment used in underground operations.  Matrix Design has completed installation of its communication and tracking system at the ARLP Partnership’s operating subsidiaries and has either installed or received orders to install this vital safety system at over half of the operating underground coal mines in the U.S.  In addition, Matrix Design’s first-generation proximity detection system, M3-1000, has been installed on continuous miners in use at underground coal mines operated by the ARLP Partnership’s subsidiaries and others.  The Mine Safety and Health Administration (“MSHA”) also recently approved Matrix Design’s second-generation proximity detection system, IntelliZone, expanding the availability of this safety technology to various forms of mobile equipment used in underground mines to carry coal between continuous miners and conveyor belts.  Matrix Design is in the process of installing IntelliZone on continuous mining machines and mobile equipment within underground coal mines operated by the ARLP Partnership’s subsidiaries.  In addition, in September 2013, Matrix Design received MSHA approval for the use of Matrix Design’s new advanced-technology atmospheric monitoring sensors (“AMS”) for underground mining operations.  The AMS technology, which was developed at the request of Alpha Natural Resources, Inc. (“Alpha”) and is presently being implemented at various Alpha affiliates, is designed to provide services that integrate voice communications, personnel tracking, atmospheric monitoring, and calibration tools for underground mining.  The AMS technology is designed to operate by either wired or wireless connections.

The ARLP Partnership’s industry is focused on improving employee safety and its safety performance is continuously monitored, including through the mining industry standard of “non-fatal days lost,” or “NFDL,” which reflects both the frequency and severity of injuries incurred and, it believes, is a better measure of safety performance than compliance statistics.  As indicated in the chart below, these efforts have resulted in significant safety improvements as the industry average NFDL as of the second quarter of 2013, as reported(a) by MSHA, has decreased approximately 65% since 2000.

(a)         Data compiled for all U.S. underground bituminous coal mines and related surface facilities from the MSHA report “Mine Injury and Worktime, Quarterly Closeout Edition.”  Data for 2000 through 2012 reflects the “January – December, Final” report for each year.  Data for 2013 reflects the “January — June, Preliminary” report for the first six months of 2013.

During this same time period, the combined NFDL rating of the ARLP Partnership’s operating subsidiaries has averaged approximately one-third lower than the industry average.

The ARLP Partnership’s mining operations are subject to extensive and stringent compliance standards established pursuant to the Federal Mine Safety and Health Act of 1977, as amended by the MINER Act (as amended, the “Mine Act”).  MSHA monitors and rigorously enforces compliance with these standards, and the ARLP Partnership’s mining operations are inspected frequently.  Citations and orders are issued by MSHA under Section 104 of the Mine Act for violations of the Mine Act or any mandatory health or safety standard, rule, order or regulation promulgated under the Mine Act.  A Section 104(a) “Significant and Substantial” or “S&S” citation is generally issued in a situation where the conditions created by the violation do not cause imminent danger, but in the opinion of the MSHA inspector could significantly and substantially contribute to the cause and effect of a mine safety or health hazard.  During the three months ended September 30, 2013, the ARLP Partnership’s mines were subject to 1,925 MSHA inspection days with an average of only 0.12 S&S citations written per inspection day.

The ARLP Partnership endeavors to comply at all times with all Mine Act regulations.  However, the Mine Act has been construed as authorizing MSHA to issue citations and orders pursuant to the legal doctrine of strict liability, or liability without fault.  If, in the opinion of an MSHA inspector, a condition exists that violates the Mine Act or regulations promulgated thereunder, then a citation or order will be issued regardless of whether the ARLP Partnership had any knowledge of, or fault in, the existence of that condition.  Many of the Mine Act standards include one or more subjective elements, so that issuance of a citation often depends on the opinions or experience of the MSHA inspector involved and the frequency of citations will vary from inspector to inspector.

The number of citations issued also is affected by the size of the mine, in that the number of citations issued generally increases with the size of the mine.  The ARLP Partnership’s mines typically are larger in scale than most underground coal mines in the U.S. in terms of area, production and employee hours.

The ARLP Partnership takes all allegations of violations of Mine Act standards seriously, and if it disagrees with the assertions of an MSHA inspector, the ARLP Partnership exercises its right to challenge those findings by “contesting” the citation or order pursuant to the procedures established by the Mine Act and its regulations.  During the three months ended September 30, 2013, the ARLP Partnership’s operating subsidiaries have contested approximately 23% of all citations and 58% of S&S citations issued by MSHA inspectors.  These contest proceedings frequently result in the dismissal or modification of previously issued citations, substantial reductions in the penalty amounts originally assessed by MSHA, or both.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) requires issuers to include in periodic reports filed with the SEC certain information relating to citations or orders for violations of standards under the Mine Act.  The following tables include information required by the Dodd-Frank Act for the three months ended September 30, 2013.  The mine data retrieval system maintained by MSHA may show information that is different than what is provided herein.  Any such difference may be attributed to the need to update that information on MSHA’s system and/or other factors.

Subsidiary Name / MSHA Identification Number (1)	Section 104(a) S&S Citations(2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations (5)	Section 107(a) Orders (6)	Total Dollar Value of MSHA Assessments Proposed (in thousands) (7)

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	18	-	1	-	-	$11.8
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	$-
1512083	-	-	-	-	-	$-
1513514	-	-	-	-	-	$-
1516460	-	-	-	-	-	$-
1517216	19	-	-	-	-	$72.0
1517232	12	-	-	-	-	$25.4
1517678	-	-	-	-	-	$-
1517740	-	-	-	-	-	$-
1517758	-	-	-	-	-	$-
1514335	-	-	-	-	-	$0.2
Hopkins County Coal, LLC (KY)
1502013	2	-	-	-	-	$1.4
1511935	-	-	-	-	-	$-
1517377	-	-	-	-	-	$-
1517515	-	-	-	-	-	$-
1518826	17	-	-	-	-	$27.6
1517378	-	-	-	-	-	$-
River View Coal, LLC (KY)
1503178	-	-	-	-	-	$0.2
1519374	31	-	1	-	-	$55.6
White County Coal, LLC (IL)
1102662	-	-	-	-	-	$-
1103058	25	-	-	-	-	$54.8
Alliance WOR Processing, LLC (IL)
1103242	-	-	-	-	-	$-
Gibson County Coal, LLC (IN)
1202388	-	-	-	-	-	$0.4
1202215	15	1	-	-	-	$39.6
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	$-
1518547	11	-	-	-	-	$15.5
1518864	-	-	-	-	-	$-
1517044	-	-	-	-	-	$-
Central Appalachian Operations
Pontiki Coal, LLC (KY)
1508413	-	-	-	-	-	$-
1509571	-	-	-	-	-	$-
1514324	2	-	-	-	-	$0.6
1518839	8	-	-	-	-	$26.8
1518056	-	-	-	-	-	$-
MC Mining, LLC (KY)
1508079	-	-	1	-	1	$69.0
1517733	2	-	-	-	-	$1.0
1519515	15	-	-	-	-	$28.8
Northern Appalachian Operations
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	$-
1800671	-	-	-	-	-	$1.1
Mettiki Coal (WV), LLC
4609028	16	-	-	-	-	$125.9
Tunnel Ridge, LLC (PA/WV)
4608864	38	1	1	-	-	$232.5
Other
4403236	-	-	-	-	-	$-
4403255	-	-	-	-	-	$-
4406630	-	-	-	-	-	$-
4406867	-	-	-	-	-	$-

Subsidiary Name / MSHA Identification Number (1)	Total Number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) (yes/no) (8)	Legal Actions Pending as of Last Day of Period	Legal Actions Initiated During Period	Legal Actions Resolved During Period

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	-	No	33	2	2
Warrior Coal, LLC (KY)
1505230	-	No	-	-	-
1512083	-	No	-	-	-
1513514	-	No	-	-	-
1516460	-	No	-	-	-
1517216	-	No	28	6	14
1517232	-	No	5	2	-
1517678	-	No	-	-	-
1517740	-	No	-	-	-
1517758	-	No	-	-	-
1514335	-	No	1	1	1
Hopkins County Coal, LLC (KY)
1502013	-	No	3	-	-
1511935	-	No	-	-	-
1517377	-	No	-	-	-
1517515	-	No	-	-	-
1518826	-	No	35	5	-
1517378	-	No	-	-	-
River View Coal, LLC (KY)
1503178	-	No	-	-	-
1519374	-	No	7	1	7
White County Coal, LLC (IL)
1102662	-	No	-	-	-
1103058	-	No	24	3	6
Alliance WOR Processing, LLC (IL)
1103242	-	No	-	-	1
Gibson County Coal, LLC (IN)
1202388	-	No	1	-	-
1202215	-	No	10	1	3
Sebree Mining, LLC (KY)
1519264	-	No	-	-	-
1518547	-	No	8	2	1
1518864	-	No	-	-	-
1517044	-	No	-	-	-
Central Appalachian Operations
Pontiki Coal, LLC (KY)
1508413	-	No	-	-	-
1509571	-	No	-	-	-
1514324	-	No	2	-	-
1518839	-	No	10	-	2
1518056	-	No	-	-	-
MC Mining, LLC (KY)
1508079	-	No	30	3	15
1517733	-	No	1	-	-
1519515	-	No	2	2	-
Northern Appalachian Operations
Mettiki Coal, LLC (MD)
1800621	-	No	-	-	-
1800671	-	No	-	-	-
Mettiki Coal (WV), LLC
4609028	-	No	8	2	2
Tunnel Ridge, LLC (PA/WV)
4608864	-	No	11	4	-
Other
4403236	-	No	-	-	-
4403255	-	No	-	-	-
4406630	-	No	-	-	-
4406867	-	No	-	-	-

The number of legal actions pending as of September 30, 2013 that fall into each of the following categories is as follows:

Subsidiary Name / MSHA Identification Number (1)	Contests of Citations and Orders	Contests of Proposed Penalties	Complaints for Compensation	Complaints of Discharge/ Discrimination/ Interference	Applications for Temporary Relief	Appeals of Judges Rulings

Illinois Basin Operations
Webster County Coal, LLC (KY)
1502132	5	28	-	-	-	-
Warrior Coal, LLC (KY)
1505230	-	-	-	-	-	-
1512083	-	-	-	-	-	-
1513514	-	-	-	-	-	-
1516460	-	-	-	-	-	-
1517216	7	21	-	-	-	1
1517232	-	5	-	-	-	-
1517678	-	-	-	-	-	-
1517740	-	-	-	-	-	-
1517758	-	-	-	-	-	-
1514335	-	1	-	-	-	-
Hopkins County Coal, LLC (KY)
1502013	-	3	-	-	-	-
1511935	-	-	-	-	-	-
1517377	-	-	-	-	-	-
1517515	-	-	-	-	-	-
1518826	5	30	-	-	-	5
1517378	-	-	-	-	-	-
River View Coal, LLC (KY)
1503178	-	-	-	-	-	-
1519374	-	7	-	-	-	-
White County Coal, LLC (IL)
1102662	-	-	-	-	-	-
1103058	-	24	-	-	-	-
Alliance WOR Processing, LLC (IL)
1103242	-	-	-	-	-	-
Gibson County Coal, LLC (IN)
1202388	-	1	-	-	-	-
1202215	2	8	-	-	-	-
Sebree Mining, LLC (KY)
1519264	-	-	-	-	-	-
1518547	-	8	-	-	-	-
1518864	-	-	-	-	-	-
1517044	-	-	-	-	-	-
Central Appalachian Operations
Pontiki Coal, LLC (KY)
1508413	-	-	-	-	-	-
1509571	-	-	-	-	-	-
1514324	-	2	-	-	-	-
1518839	-	10	-	-	-	1
1518056	-	-	-	-	-	-
MC Mining, LLC (KY)
1508079	-	30	-	-	-	1
1517733	-	1	-	-	-	-
1519515	-	2	-	-	-	-
Northern Appalachian Operations
Mettiki Coal, LLC (MD)
1800621	-	-	-	-	-	-
1800671	-	-	-	-	-	-
Mettiki Coal (WV), LLC
4609028	-	8	-	-	-	-
Tunnel Ridge, LLC (PA/WV)
4608864	-	11	-	-	-	-
Other
4403236	-	-	-	-	-	-
4403255	-	-	-	-	-	-
4406630	-	-	-	-	-	-
4406867	-	-	-	-	-	-

(1)         The statistics reported for each of the ARLP Partnership’s subsidiaries listed above are segregated into specific MSHA identification numbers.

(2)         Mine Act section 104(a) S&S citations shown above are for alleged violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine health and safety hazard.  It should be noted that, for purposes of this table, S&S citations that are included in another column, such as Section 104(d) citations, are not also included as Section 104(a) S&S citations in this column.

(3)         Mine Act section 104(b) orders are for alleged failures to totally abate a citation within the period of time specified in the citation.

(4)         Mine Act section 104(d) citations and orders are for an alleged unwarrantable failure (i.e. aggravated conduct constituting more than ordinary negligence) to comply with mandatory health or safety standards.

(5)         Mine Act section 110(b)(2) violations are for an alleged “flagrant” failure (i.e. reckless or repeated) to make reasonable efforts to eliminate a known violation of a mandatory safety or health standard that substantially proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

(6)         Mine Act section 107(a) orders are for alleged conditions or practices which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated and result in orders of immediate withdrawal from the area of the mine affected by the condition.

(7)         Amounts shown include assessments proposed by MSHA during the three months ended September 30, 2013 on all citations and orders, including those citations and orders that are not required to be included within the above chart.

(8)         Mine Act section 104(e) written notices are for an alleged pattern of violations of mandatory health or safety standards that could significantly and substantially contribute to a coal mine safety or health hazard.